                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43685) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-52245) of Data Dimensions, Inc. of our report dated July 13, 1998 relating to the financial statements of ST Labs, Inc., which appears in the Current Report on Form 8-K of Data Dimensions, Inc. dated August 6, 1998.

PRICEWATERHOUSECOOPERS LLP
Seattle, Washington
August 4, 1998